Press Release

Exhibit 99.1
Company Contact:
Patrick S. Barrett
Chief Financial Officer
OceanFirst Financial Corp.
Tel: (732) 240-4500, ext. 27507
Email: Pbarrett@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.
DECLARES QUARTERLY CASH DIVIDEND FOR
SERIES A PREFERRED STOCK

    RED BANK, NEW JERSEY, April 18, 2025 - OceanFirst Financial Corp. (NASDAQ:“OCFC”), (the “Company”), announced that its Board of Directors has declared a quarterly cash dividend of $0.4375 per share for every depositary share, representing 1/40th interest in the Series A Preferred Stock, payable on May 15, 2025 to stockholders of record on April 30, 2025.

    OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, is a regional bank providing financial services throughout New Jersey and in the major metropolitan areas between Massachusetts and Virginia. OceanFirst Bank delivers commercial and residential financing, treasury management, trust and asset management, and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey. To learn more about OceanFirst, go to www.oceanfirst.com.